UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended:

December 31, 2023

ReoStar Energy Corp.

(Exact name of issuer as specified in its charter)

Nevada

(Jurisdiction of incorporation or organization)

20-8428738

(I.R.S. Employer Identification Number)

87 N. Raymond Ave

Suite 200

Pasadena CA 91103

(Address of principal executive offices)

(310) 999-3506

(Registrant's telephone number, including area code)

37,500,000 Shares of Common Stock

(Title of each class of securities issued pursuant to Regulation A)

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this Annual Report on Form 1-K that are forward-looking statements within the meaning of the federal securities laws. The words "believe," "estimate," "could", "expect," "anticipate," "intend," "may", "plan," "seek," "may," and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Annual Report or in the information incorporated by reference into this Annual Report.

The forward-looking statements included in this Annual Report on Form 1-K are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market condition and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, taking into account the information currently available to us, our actual performance, results and achievements or outcomes could differ materially from those set forth in the forward-looking statements. These factors include, among other things:

● Our lack of operating history on which to judge our business prospects and management;

● Our ability to raise capital and the availability of future financing;

● Our ability to compete in a highly competitive and evolving industry;

● Our ability to protect our intellectual property;

● Adverse federal, state, and local government regulation and taxation, rendering it difficult for us to monetize our products and services;

● Our ability to protect against and avoid criminal prosecution and civil liability in the U.S., given the illegal status of cannabis under U.S. federal law;

● Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could harm our financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report on Form 1-K, and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

Item 1. Business

Overview

The Company was originally incorporated in the State of Nevada on November 29, 2004.

The address of our web site is www.reostarenergycorp.com The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

REOSTAR ENERGY CORP. (ReoStar Energy), a Nevada Corporation, is an oil and gas company that plans on to impacting the environment by helping fund projects that lead towards a Net Zero Carbon Neutral future. We plan to acquire companies in the future to expand our vision and impact the environment positively. ReoStar plans to follow the Carbon Neutral protocols to be a Net Zero Carbon Neutral Energy Company by 2050.

Our Target Market

Our Interested in are anyone of any age, background and ethnicity that are interested in the oil and gas sector. ReoStar Energy Corp. understands that the gas and oil industry are the two largest sectors in the world in terms of dollar value. Generating an estimate of about 1 trillion of dollars of revenue every year. The United States have over 600,000 oil wells producing over 9,000,000 barrels of oil every day worldwide. With the US being the largest oil producer, we believe it is crucial to the economy of the country.

Employees

We currently have one full-time employee. We do not currently have health, dental & vision insurance plans in place. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

Competition

ReoStar Energy Corp. is a company that is seeking oil and/or natural gas properties with exiting production as well as proven undeveloped reserves to develop and produce. Because many of the companies in the market are privately owned, we understand that we can only attain minimal information about our competitors. Majority of competitors in the market have larger operations and have more resources. Our competitors are OQ Cheniere Energy, Chevron, ExxonMobil Chemical, MOL Group, Air Liquide, ENGIE, Shell, BP, and OMV Group.

Regulatory Environment

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Annual Report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed elsewhere in this Annual Report.

Results of Operations for the Years Ended December 31, 2023

Company Overview

The Company originally incorporated in the State of Nevada on November 29, 2004. Our corporate business address is: 87 N Raymond Ave Suite 200 Pasadena, CA 91103. Our phone number is (310) 999-3506. Our E-Mail address is info@reostarenergycorp.com

The address of our web site is www.reostarenergycorp.com The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

ReoStar Energy Corporation is an oil and gas company that plans on to impacting the environment by helping fund projects that lead towards a Net Zero Carbon Neutral future. We plan to acquire companies in the future to expand our vision and impact the environment positively. ReoStar plans to follow the Carbon Neutral protocols to be a Net Zero Carbon Neutral Energy Company by 2050

Financial Conditions and Results from Operations

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining and implementing our business plan

During the period from inception to December 31, 2023 we did not generate any income. We incurred total operating expenses of $6,432 consisting of Professional Fees of $3,979, and Administrative Expenses of $2,453.Our net loss for the period was $6,432.

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $132,535 for the period from inception to December 31, 2023. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officer have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company expects to incur further losses in the development of the business. These factors indicate the existence of material uncertainties that may cast significant doubt upon the Company's ability to continue as a going concern. As a result, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company's ability to continue as a going concern is dependent on its ability to obtain necessary financing to meet its corporate expenditures and discharge its liabilities in the normal course of business. Although the Company has been successful in obtaining financing during the year ended December 31, 2023 there can be no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

Item 3. Directors and Officers

Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Annual Report.

Name (1)	Position	Age	Term of Office	Hours/Week
Peter Koch	CEO, Director, Chairman, Compliance	58	From January 13, 2021 To Present	Full time

Business Experience

Peter H. Koch, Chief Executive Officer, Director

Peter Koch over the past 30 year has had comprehensive and extensive experience in security trading, public trading and public stock exchange in the US and Germany. Having been the executive directors and owner of his own security trading bank, Koch Securities AC. He has developed a productive and successful consulting business. Graduating from the Institute of Lucius in Echzell, Germany in 1985. Soon after completed his training as a bank clerk with Dresdner Bank AG in Munich in 1987. After his training he began working as a broker for Walter Ludwig at the Frankfurt Stock Exchange. He became appointed as substituting official broker on the Frankfurt stock exchange by the Hessian Ministry of Economy. Shortly after Peter founded and was a member of the board of the association of the substituting official brokers of the Frankfurt Stock Exchange. Also starting his own company and becoming CEO and Executive director of Peter Koch GmbH securities Trading Bank. In 1997 Peter also joined the board of the chamber of official brokers at the Frankfurt Stock Exchange. Since than Peter has developed and operated many AG companies including Koch Partners International. His most recent project is the development of Reostar Energy Corp.

Bring over 30 years of experience to this business having worked with hundreds of new and existing businesses when he owned Koch Securities Trading Bank. Exceling in communication, speaking 3 languages that include English, French and German. Also been a part of live market commentary for English radio and TV stations. Over the years he has also been a member of several different boards in Germany. In 2014 he became the supervisory board chairman of Hamburg a company listed on the entry standard of the Frankfurt stock exchange. Peter brings over many years of experience and knowledge.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

● been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

● had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

● been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

● been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

● been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

 ● been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member

Except as set forth above and in our discussion below in "Security Ownership of Management and Principal Shareholders - Transactions with Related Persons," none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results

Compensation of Executive Officers

During the Company's fiscal year ended December 31, 2023, the Company paid the following cumulative consulting fees and salaries to their executive officers (reported in United State Dollars unless otherwise noted):

Name (1)	Received (2)	Cash Compensation 2022	Cash Compensation 2023	Other Compensation	Total Compensation
Peter Koch	CEO/Director	-	-	-	-

Director Compensation

We currently do not have any other directors besides Peter Koch CEO. Upon completion of this Offering, the Company may decide to compensate the Director with payment but at this time only Common shares has been issued.

Employment Agreements

We have not entered into employment and consulting agreements with the executive officers and employees. We may enter into employment agreements with key executives and employees in the future. A stock incentive program for our directors, executive officers, employees and key consultants may also be established.

Certain Relationships

None

Item 4. Security Ownership of Management and Certain Securityholders

The following table shows the beneficial ownership of our Common Shares, as of December 31, 2023 held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers and management as a group. As of December 31, 2023, there were 88,343,919 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 88,343,919 shares of common stock outstanding as of December 31, 2023. Unless otherwise noted below, the address of each person listed on the table is c/o REOSTAR ENERGY CORP.

Common Shares Beneficially Owned Prior to Offering

Name and Position of Beneficial Owner	Number	Percent
Ravens Paradise Holdings LLC – UBO Peter Koch – CEO/Director	54,750,000	67.80%

Item 5. Interest of Management and Others in Certain Transactions

Transactions with Related Persons

The Company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

● Election of the Board of Directors

● Removal of any Directors

● Amendments to the Company’s Articles of Incorporation or bylaws;

● Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Review, Approval and Ratification of Related Party Transactions

To date we have not adopted formal policies and procedures for the review, approval or ratification of related party transactions with our executive officers, directors and significant shareholders. Subsequent to the year ended December 31, 2023, we have begun to establish formal policies and procedures so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. Until such a time where the policies are formally adopted, our directors will continue to approve any related party transactions.

Item 6. Other Information

Regulation A+ Tier 2

The Company is currently engaged in a Regulation A+ offering of up to 50,000,000 Common Shares of stock which was Qualified on January 19, 2023. Additional information can be found at https://www.sec.gov/Archives/edgar/data/0001335288/000172186821000882/0001721868-21-000882-index.html

Change of Control and Address

No Changes of control.

Item 7. Financial Statements

REOSTAR ENERGY, CORP.

Report of Independent Register Public Accounting Firm	F-1-F-2
Balance Sheets as of December 31, 2023, and 2022	F-3
Statements of Cash Flows for the Years ended December 31, 2023, and 2022	F-4
Statement of Stockholders’ Equity (Deficit) for the Years ended December 31, 2023, and 2022	F-5
Statements of Operations for the Years ended December 31, 2023, and 2022	F-6
Notes to Financial Statements	F-7-F-9

Report of Independent Registered Public Accounting Firm

 The Board of Directors and Stockholders of

REOSTAR ENERGY, CORP.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ReoStar Energy, Corp (the ‘Company’) as of December 31, 2023, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. As of December 31, 2023 below is the critical audit matter communicated.

Going Concern

We determined the Company’s ability to continue as a going concern as a critical audit matter due to the uncertainty regarding the Company’s available capital and continuous losses.

How the Critical Audit Matter was Addressed in the Audit:

Our principal audit procedures related to the going concern include:

F-1

1.	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

2.	We performed testing procedures such as analytical procedures to identify conditions and events that indicate there could be substantial doubt about the entity's ability to continue as a going concern for a reasonable period of time.

3.	We reviewed and evaluated management's plans for dealing with adverse effects of these conditions and events.

 BOLADALE LAWAL & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

April 22, 2024

F-2

REOSTAR ENERGY, CORP.

BALANCE SHEETS

Year Ending December 2023

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$(1)	$4,952
Other assets	—	—
Total Current Assets	(1)	4,952

Total Assets	$(1)	$4,952

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Shareholder loan	19,383	15,385
Total Current Liabilities	19,383	15,385
Long Term Liabilities:
Note payable	21,481	24,000

Long Term Liabilities	21,481	24,000

Total Liabilities	40,864	39,385

Stockholders’ Equity (Deficit):

Common stock, $0.0001 par value, 200,000,000 shares authorized; 88,343,919 and 7,600,000 shares issued and outstanding, respectively as of December 31, 2023, and 2022 respectively	8,834	760

Common stock to be issued	300	300
Additional paid in capital	82,536	90,610
Accumulated deficit	(132,535)	(126,103)
Total stockholders ‘equity	(40,865)	(34,433)
Total Liabilities and Stockholders’ Equity	$(1)	$4,952

The accompanying notes are an integral part of these financial statements.

F-3

REOSTAR ENERGY, CORP.

STATEMENTS OF CASH FLOWS

Year Ending December 31, 2023

	For the Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(6,432)	$(92,376)
Adjustments to reconcile net (loss) income to net cash used in Operating activities:
Adjustment for non-cash items	—	61,670
Changes in Operating Assets and Liabilities:
Shareholders loans	3,998	11,670
Accounts payable and accruals	—	—
Net cash (used) provided by operating activities	(2,434)	(19,036)

Cash Flows from Investing Activities:	—	—

Cash Flows from Financing Activities:
Loan payable	(2,519)	24,000
Loan payable	—	—
Net cash provided by financing activities	(2,519)	24,000

Net change in cash	(4,953)	4,964
Cash, at beginning of year	4,952	(12)
Cash, at end of year	$(1)	$4,952

Supplemental Non-Cash Disclosure:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-4

REOSTAR ENERGY, CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023, AND 2022

	Common Stock		Common Stock to be issued			Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount		Capital	Deficit	Deficit
December 31, 2021	80,743,919	$—	—	$		$—	$(33,727)	$(33,727)
Common stock to be issued	—	—	—		300	29,700	—	30,000
Stock based compensation	7,600,000	760	—			60,910	—	61,670
Net loss for the year	—	—	—		—	—	(92,376)	(92,376)
December 31, 2022	88,343,919	760	—		300	90,610	(126,103)	(34,433)
Common Stock	—	8,074	—		—	(8,074)	—	—
Net loss for the year	—	—	—		—	—	(6,432)	(6,432)

December 31, 2023	88,343,919	$8,834	—		$300	$82,536	$(132,535)	$(40,865)

The accompanying notes are an integral part of these financial statements.

F-5

REOSTAR ENERGY, CORP.

STATEMENTS OF OPERATIONS

Year Ending December 31, 2023

	For the Years Ended December 31,
	2023	2022
	$	$
Operating expenses:
Professional fees	3,979	85,628
General and administrative	2,453	6,748
Total operating expenses	6,432	92,376
(Loss)/ income from operations	(6,432)	(92,376)
Other income / (expense):
Interest expense	—	—
Total other expense	—	—
Net (loss) income before income tax	(6,432)	(92,376)
Income tax	—	—
Net (Loss)/ Income	$(6,432)	$(92,376)
(Loss) /income per share, basic	$(0.00)	$(0.00)
(Loss) /income per share, diluted	$(0.00)	$(0.00)
Weighted average shares outstanding, basic	88,343,919	88,343,919
Weighted average shares outstanding, diluted	88,343,919	88,343,919

The accompanying notes are an integral part of these financial statements.

F-6

REOSTAR ENERGY, CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023

NOTE 1 – NATURE OF OPERATIONS

(ReoStar Energy, Corp.) Reostar Energy Corporation, formerly known as Gold Range Resources Inc. (the “Company”) was incorporated in the State of Nevada on November 29, 2004. The Company operated as Gold Range Resources. The company is an operating company whose purpose is to aggregate existing US based oil and gas production, develop proven undeveloped oil and gas reserves, and incorporate alternative clean energy sources. The US. The Company filed for bankruptcy on 11/01/2010 under Chapter 11 with the United States Bankruptcy Court, Northwest District of Texas, Fort Worth Division, under Caso No. 10-47176-MXM. The case was converted to a Chapter 7 filing on 04/15/2013. The case was open for 74 months. The Bankruptcy was discharged on 06/26/2019 leaving the Company at the time of discharge with no assets and no liabilities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company has adopted the fiscal year end to be December 31.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents. The carrying amount of financial instruments included in cash and cash equivalents approximates fair value because of the short maturities for the instruments held. The Company had no cash equivalents as of December 31, 2023, and 2022.

Basic and Diluted Earnings Per Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45, Earnings per Share—Overall—Other Presentation Matters. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

 Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit losses on Financial Instruments.”

F-7

The ASU, as amended, requires an entity to measure expected credit losses for financial assets carried at amortized cost based on historical experience, current conditions, and reasonable and supportable forecasts. Among other things, the ASU also amended the impairment model for available for sale securities and addressed purchased financial assets with deterioration. The Company has adopted the ASU for its fiscal year ending December 31, 2023, and has elected to fair value any financial assets held.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. For the year ended December 31, 2023, we had a net loss of ($6,432) and used $2,434 of cash in operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. We expect to use the exercise of warrants to meet our needs for growth for more than twelve months from the date of issuance of these financial statements.

NOTE 6 – SHAREHOLDER LOAN

As of December 31, 2023, and 2022 the company has $19,386 loan payable to Koch Partners International, LLC, a non-interest-bearing loan provided to finance the company working capital.

NOTE 7 – NOTE PAYABLE

On September 27, 2022, Reostar Energy Corporation and Main G entered into a stock purchase agreement wherein the seller agreed to sell 1,200,000 shares of common stock at $0.02 per share of the common shares to Main G.

NOTE 8 – COMMON STOCK

The Company has authorized 200,000,000 shares of common stock, par value $0.0001.

On, November 7, 2022, the Company issued 7,600,000 shares of common stock as stock-based compensation for services rendered.

On September 11, 2023, the Company filed a Posy Qualification Amendment to its Form 1-A filing. The POS filing adjusted the shares offered to 37,500,00 at a per share price of $2.00. The POS filing was Qualified by the US Securities and Exchange Commission on October 31, 2023.

As of December 31, 2023, the company has 88,343,919 (the 7,600,000 shares are included in that amount) issued and outstanding respectively.

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NOTE 12 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used.

The provision for Federal income tax consists of the following December 31:

	2023	2022
Federal income tax benefit attributable to:
Current Operations	$(6,432)	$(92,376)
Less: valuation allowance	6,432	92,376
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	2023	2022
Deferred tax asset attributable to:
Net operating loss carryover	$1,351	$19,399
Less: valuation allowance	(1,351)	(19,399)
Net deferred tax asset	$—	$—

At December 31, 2023, the Company had net operating loss carry forwards of approximately $1,351 that may be offset against future taxable income. NOLs from tax years up to 2017 can be carried forward twenty years. Under the CARES Act, the Company carry forward NOLs indefinitely for NOLs generated in a tax year beginning after 2017, that remain after they are carried back to tax years in the five-year carryback period. No tax benefit has been reported in the December 31, 2023, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2016.

NOTE 13 - SUBSEQUENT EVENTS

 Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were issued and has determined that no material subsequent events exist.

This Form 1-K filing is hereby agreed to as accurate and attested to this 25th day of April, 2024 in Pasadena, California.

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For ReoStar Energy Corporation

/s/ Peter H. Koch

Peter Koch

CEO/Director

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